Exhibit 10.2

Kingsoft Cloud Holdings Limited

(a Cayman Islands exempted company with limited liability)

RULES RELATING TO

THE SHARE AWARD SCHEME

Adopted on February 22, 2013

1	DEFINITIONS AND INTERPRETATION

1.1	In these rules of this Scheme, unless the context otherwise requires, the following words and expressions shall have the following meanings:-

“Adoption Date”	February 22, 2013, the date on which this Scheme is adopted by resolution of the Board;

“Award”	an award of Shares, by the Board pursuant to Paragraph 4.1 to a Selected Employee pursuant to this Scheme;

“Award Notice”	shall have the meaning as set out in Paragraph 4.3;

“Awarded Shares”	in respect of a Selected Employee, such number of Shares determined by the Board and purchased by the Trustee out of cash paid by the Company by way of settlement to the Trustee pursuant to Paragraph 4.4, as proportionally adjusted for any subdivision, consolidation, reclassification or reconstruction of the share capital of the Company from time to time;

“Banks”	banks licensed to operate as banks in Hong Kong under the Banking Ordinance (Chapter 155 of the Laws of Hong Kong);

“Board”	the board of directors of the Company or such committee or such sub-committee or person(s) delegated with the power and authority by the board of directors of the Company to administer this Scheme;

“Business Day”	has the meaning ascribed thereto in the Listing Rules;

“Company”	Kingsoft Cloud Holdings Limited, a limited liability company organized under the laws of the Cayman Islands whose registered office is at Harneys Services (Cayman) Limited, 3rd Floor, Queensgate House, 113 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands;

“connected person(s)”	has the meaning ascribed thereto in the Listing Rules;

“Consideration”	in relation to the purchase by the Trustee of the Awarded Shares, an amount equal to the par value per Awarded Share, multiplied by the relevant number of Awarded Shares granted;

“Eligible Employee”	employee(s) (whether full time or part time employee(s)) of the Company, its Subsidiaries or any Invested Entity;

“Excluded Employee”	any Eligible Employee who is resident in a place where (a) the award of the Awarded Shares or the vesting or transfer of Shares pursuant to the terms of this Scheme is not permitted under the laws and regulations of such place, or (b) in the view of the Board, the need to comply with applicable laws and regulations in such place makes it necessary or expedient to exclude such Eligible Employee, in each case as determined by the Board in its absolute discretion;

“Grant Date”	in respect of an Award, the date upon which such Award is deemed to be granted and accepted in accordance with Paragraph 4.3;

“Group”	the Company and its subsidiaries or any of them and the expression “member of the Group” shall be construed accordingly;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Invested Entity”	any entity in which the Group holds any equity interest;

“Initial Public Offering”	a firm commitment underwritten initial public offering which results in the ordinary shares of the Company trading publicly on a recognized regional or national securities exchange;

“Kingsoft Corporation Limited”	an exempted limited liability company incorporated in the British Virgin Islands on 20 March 1998 and discontinued in the British Virgin Islands and continued into the Cayman Islands on 15 November 2005, with its shares listed on the Stock Exchange;

“Lapse”	shall have the meaning as set out in Paragraph 4.6;

“Listing Rules”	the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time);

“Reference Date”	the date of final approval by the Board of the total number of Shares to be awarded to the Selected Employees in a single occasion pursuant to this Scheme;

“Residual Cash”	being cash remaining in the trust fund (including but not limited to interest income derived from deposits maintained with Banks and cash income);

“Scheme”	the “Share Award Scheme” constituted by the rules hereof, in its present form or as amended from time to time in accordance with the provisions hereof;

“Selected Employee(s)”	Eligible Employee(s) selected by the Board pursuant to Paragraph 4.1 hereof for participation in this Scheme;

“Share(s)”	ordinary share(s) of the Company, par value US$0.001 or such other nominal amount as shall result from a sub-division, reduction, consolidation, reclassification or reconstruction of the share capital of the Company;

“Stock Exchange”	the Stock Exchange of Hong Kong Limited;

“subsidiary”	a company which is for the time being a subsidiary (within the meaning of Section 2 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as modified from time to time) of the Company, whether incorporated in Hong Kong or elsewhere;

“Trust”	the trust constituted by the Trust Deed and known as the “Share Award Scheme Trust” or such other name as the Board may determine from time to time;

“Trust Deed”	a trust deed dated [February 22, 2013] entered into between the Company and the Trustee (as restated, supplemented and amended from time to time);

“Trust Period”	shall have the meaning as set out in Clause 1.1 of the Trust Deed;

“Trustee”	Core Pacific-Yamaichi International (H.K.) Nominees Limited, and any additional or replacement trustees, being the trustee or trustees for the time being of the trusts declared in the Trust Deed; and

“Vesting Date”	shall have the meaning as set out in Paragraph 4.5.

1.2	In these rules of this Scheme, save where the context otherwise requires:

(a)	the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of these rules of this Scheme;

(b)	references to Paragraphs are references to paragraphs of these rules of this Scheme;

(c)

references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(d)	expressions in the singular shall include the plural and vice versa;

(e)	expressions in any gender shall include other genders; and

(f)	references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organisations, associations, enterprises, branches and entitles of any other kind.

2	PURPOSE

2.1

The purpose of this Scheme is to provide incentives or rewards to Selected Employees thereunder for their contribution to the Group and/or to enable the Group to recruit and retain high-calibre employees and attract human resources that are valuable to the Group and any Invested Entity.

3	DURATION AND ADMINISTRATION

3.1	Subject to any early termination as may be determined by the Board pursuant to Paragraph 8, this Scheme shall be valid and effective for a period of ten (10) years commencing on the Adoption Date.

3.2

This Scheme shall be subject to the administration of the Board whose decision as to all matters arising in relation to this Scheme or its interpretation or effect (save as otherwise provided herein) shall be final, conclusive and binding on all parties.

3.3	The Trustee will hold the Shares and the income derived therefrom in accordance with the terms of the Trust Deed.

4	OPERATION OF SCHEME

4.1

Subject to Paragraph 5, the Board may, from time to time, in its absolute discretion and subject to such terms and conditions as it may think fit (including the basis of eligibility of each Eligible Employee determined by the Board from time to time), select an Eligible Employee (excluding any Excluded Employee) for participation in this Scheme as a Selected Employee and determine the number of Awarded Shares; provided that where any Award is proposed to be made to any Selected Employee who is a director of the Company or a connected person of Kingsoft Corporation Limited and its subsidiaries, such Award must first be approved by the board of directors of Kingsoft Corporation Limited as long as the Company remains a subsidiary of Kingsoft Corporation Limited. However, until so selected, no Eligible Employee shall be entitled to participate in this Scheme. Subject to the provisions of this Scheme, the Board may impose any conditions, restrictions or limitations or waive any such conditions, restrictions or limitations from time to time in relation to the Award as it may at its absolute discretion think fit. Where a Selected Employee or his associate is a member of the board of directors of Kingsoft Corporation Limited, such person will abstain from voting on any approval by the board of directors of Kingsoft Corporation Limited with respect to the Award to be made to such Selected Employee.

4.2

Where any Award is proposed to be made to any Selected Employee who is a director of the Company or where the Board proposes to waive any conditions, restrictions or limitations imposed on any Award made to any Selected Employee who is a director of the Company, or a connected person of Kingsoft Corporation Limited and its subsidiaries, such Award or waiver (as the case may be) must first be approved by the board of directors of Kingsoft Corporation Limited as long as the Company remains a subsidiary of Kingsoft Corporation Limited.

4.3

After the selection of the Selected Employee(s) and the determination of the number of Awarded Shares, the Company shall inform the Trustee accordingly. The Company shall also inform the Selected Employee(s) by written notice in such form as the Company may from time to time determine (the “Award Notice”) requiring the Selected Employee(s) to undertake to hold the Award on the terms on which it is to be granted and to be bound by the rules of this Scheme. The Company shall, after having regard to the requirement under Paragraph 4.12, cause the Consideration to be paid to the Trustee as soon as practicable.

4.4

Within twenty (20) Business Days (or such other period as the Trustee and the Company may agree from time to time having regard to the circumstances of the purchase concerned) after receipt of the Consideration, the Trustee shall apply the same towards the purchase of the Awarded Shares. The Shares so purchased shall form part of the trust fund of the Trust.

4.5

Unless otherwise determined by the Board at its discretion, the Awarded Shares held by the Trustee upon the Trust and which are referable to a Selected Employee shall vest in that Selected Employee in accordance with the Award Notice; provided that the Selected Employee remains at all times after the Reference Date and on the relevant vesting dates (if applicable) an Eligible Employee. Notwithstanding any other provision of these rules of this Scheme and the terms and conditions of any Award, the Board (or where the relevant Selected Employee is a director of the Company, or a connected person of Kingsoft Corporation Limited and its subsidiaries, the board of directors of Kingsoft Corporation Limited as long as the Company remains a subsidiary of Kingsoft Corporation Limited) in its sole and absolute discretion may determine from time to time on a general or case by case basis that an Award may be vested at such time determined by the Board (or the board of directors of Kingsoft Corporation Limited, as the case may be) subsequent to and notwithstanding a termination of employment of a Selected Employee (including but not limited to as a result of the Selected Employee’s retirement or death). The date or each such date on which the Awarded Shares are to vest is hereinafter referred to as a “Vesting Date”.

4.6

Notwithstanding anything to the contrary contained herein, save as provided in Paragraph 4.5, at any time, in the event that (i) a Selected Employee ceases to be an Eligible Employee, or (ii) a Selected Employee is found to be an Excluded Employee, or (iii) a Selected Employee has breached this Scheme or any exhibit hereof in any material respect, or (iv) the company by which a Selected Employee is employed ceases to be a member of the Group or an Invested Entity, or (v) an order for the winding-up of the Company is made or a resolution is passed for the voluntary winding-up of the Company (otherwise than for the purposes of an amalgamation, reconstruction or scheme of arrangement) (each of these, an event of “Lapse”) (except those as prescribed in paragraph 4.10(h)),

(a)	an Award made to the relevant Selected Employee shall automatically lapse forthwith;

(b)	all the unvested Awarded Shares awarded to the relevant Selected Employee shall cease to vest on any Vesting Date; and

(c)	all the declared but unpaid dividends or other distributions to be paid by the Company (if any) to such Selected Employee shall be automatically and unconditionally revoked; and

(d)

the vesting of all vested Awarded Shares (if any) shall be automatically and unconditionally revoked; provided that if such Selected Employee ceases to be an Eligible Employee on or after the fourth (4th) anniversary of the Grant Date, the vesting of his/her vested Awarded Shares will not be revoked unless the Company has determined at its sole discretion and paid compensation for such vested Awarded Shares, at any time and from time to time, amounting to IP×[1+ (0.01 ×N)] per Share, where IP = the lowest of (a) US$0.02 per Share, (b) the fair market value per Share appraised by a qualified and independent third party designated by the Board in good faith, (c) the price per Share applied in the latest private financing during the past six (6) months; and N = a fraction the numerator of which is the number of calendar days between the Grant Date and the date of such Selected Employee ceases to be an Eligible Employee, and the denominator of which is 365). In the event the outstanding Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Shares, the applicable compensation per Share pursuant to this Paragraph 4.6(d) then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, the applicable compensation per Share pursuant to this Paragraph 4.6(d) then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. Any adjustment under this Paragraph 4.6(d) shall become effective at the close of business on the date of subdivision or combination becomes effective. For the avoidance of doubt, upon the occurrence of a Lapse, the Trustee shall hold all of the Awarded Shares that have lapsed and/or been revoked as provided above exclusively for and on behalf of the Company. The Selected Employees shall have no claims against the Company or the Trustee.

The Sections 4.6(c) and 4.6(d) above shall automatically terminate upon the Company’s Initial Public Offering.

4.7

Save for a Lapse, barring any unforeseen circumstances and subject to the receipt by the Trustee of a confirmation from the Company that all vesting conditions having been fulfilled, effective as of the Vesting Date:

(a)

the relevant Selected Employees shall be entitled to any and all of the beneficial rights attached to the vested Awarded Shares (including the right to receive the Company’s profit distribution or other forms of distributions but excluding the pre-emptive right, right of first refusal and right of co-sale) and, subject to Paragraph 4.7(c) below, the right to vote at the meetings of the shareholders of the Company and any other rights except for the beneficial rights and the voting right attached to the vested Awarded Shares (if any);

(b)	the Trustee shall continue to hold the legal title of the vested Awarded Shares in name of the Trustee itself for and on behalf of the relevant Selected Employees;

(c)

notwithstanding Paragraph 4.7(a) above, unless otherwise approved by the Board in writing, the relevant Selected Employees entitled to the beneficial rights attached to the vested Award Shares shall be deemed to have irrevocably, exclusively and unconditionally constituted and appointed Mr. ZHANG Hongjiang (张宏江) or any other director of the Company serving as an Eligible Employee as determined by the Board from time to time as such Selected Employees’ true and lawful attorney and irrevocable and exclusive proxy, for such Selected Employees and in the name of the Trustee, to (i) vote each of the vested Awarded Shares awarded to them as such Selected Employees’ proxy, at every meeting of the shareholders of the Company or any adjournment thereof or in connection with any written consent of the Company’s shareholders and (ii) exercise any other rights except for the beneficial rights attached to the vested Awarded Shares (if any) as such Selected Employees’ proxy. The foregoing proxy shall be irrevocable, exclusively and coupled with an interest and the Trustee shall vote all of the vested Awarded Shares and exercise any other rights except for the beneficial rights attached to the vested Awarded Shares (if any) solely as instructed or directed by Mr. ZHANG Hongjiang (张宏江) or any other director of the Company serving as an Eligible Employee as determined by the Board from time to time;

(d)

the Company may, as determined by the Board from time to time, distribute any profit distribution or other forms of distributions to certain Selected Employee based on their beneficial rights attached to the vested Awarded Shares directly, rather than distributing the same through the Trustee.

4.8

Save for a Lapse, barring any unforeseen circumstances and subject to the receipt by the Trustee of a confirmation from the Company that all vesting conditions having been fulfilled, the Trustee shall effect the transfer of the legal title of the vested Awarded Shares to the relevant Selected Employee, free of consideration or charge, as soon as possible after the date of the Company’s Initial Public Offering, and the proxy granted pursuant to Paragraph 4.7 above with respect to the vested Awarded Shares prior to such transfer shall automatically terminate.

4.9

Any Award made hereunder shall be personal to the Selected Employee to whom it is made and shall not be assignable and no Selected Employee shall in any way sell, transfer, assign, charge, mortgage, encumber or create any interests in favour of any other third party over or in relation to either the Awarded Share referable to him pursuant to such Award (regardless of whether it has been vested) or any beneficial interest therein. For the avoidance of doubt, all vested Awarded Shares shall not be subject to the aforementioned restrictions on or after the Company’s Initial Public Offering. In the event of divorce, any Selected Employee shall use his/her best efforts, including without limitation, by way of payment of compensation, to ensure that any Awarded Shares or any beneficial interest therein would not be assigned or transferred to his/her spouse in any way, and shall be responsible for any deduction to any Awarded Shares or any beneficial interest therein which may occur due to their assignment or transfer during the process of divorce.

4.10	For the avoidance of doubt, notwithstanding anything to the contrary contained herein:

(a)

a Selected Employee shall only have a contingent interest in the Awarded Shares which are referable to him subject to the vesting of such Shares in accordance with Paragraph 4.5 and the Award Notice, subject only to Paragraph 4.8;

(b)	a Selected Employee shall have no rights in Residual Cash;

(c)	no instructions may be given by a Selected Employee to the Trustee in respect of the Awarded Shares or other properties of the Trust;

(d)	the Trustee shall at all times during the Trust Period retain the legal title of the Awarded Shares regardless of whether such Award Shares have been vested, subject only to Paragraph 4.8;

(e)

no Award Share shall be entitled to any rights (economic, voting or otherwise) that may otherwise be available to it under the articles of association of the Company or any applicable law unless and until such Award Share has vested in accordance with the Award Notice or as otherwise approved by the Board, subject only to Paragraphs 4.7 and 4.8;

(f)

the Trustee shall hold the Shares under the Trust (including but not limited to the Awarded Shares) for and on behalf of the Company and shall neither enjoy or exercise nor purport to enjoy or exercise any of the rights attached to any Shares held under the Trust (including but not limited to the Awarded Shares) including but not limited to voting rights and the right to the Company’s profit distribution or any forms of distributions; provided that in the event that any Shares shall have become vested Awarded Shares, subject to Paragraph 4.8, the Trustee shall hold the vested Awarded Shares for and on behalf of the relevant Selected Employees and the relevant Selected Employees shall be able to enjoy the benefits and rights attached to the vested Awarded Shares subject to this Scheme Rules (including but not limited to the provisions contained in Paragraphs 4.10 and 4.11); and

(g)

subject to Paragraph 9.2, any cash generated from a Share held upon the Trust shall form part of the trust fund of the Trust and the Trustee may (a) subject to the written consent of the Board in advance, apply such cash to defray such fees, costs and expenses as referred to in Paragraph 9.2, (b) declare and distribute certain cash to the Selected Employees solely as determined by the Board in writing in its absolute discretion, or (c) return such cash to the Company, as the Trustee in its absolute discretion shall at any time determine, after obtaining the written consent of the Board in advance.

(h)

in the event that any Selected Employee has breached the confidentiality obligation, non-compete obligation, non-solicitation obligation that such Selected Employee owes to the Group or the Invested Entity under relevant employment agreements, confidentiality and intellectual property rights assignment agreements, non-compete and non-solicitation agreements or this Scheme or any exhibit hereof (as applicable) in any material respect,

(i)	the Award made to the relevant Selected Employee shall automatically lapse forthwith;

(ii)	all the unvested Awarded Shares awarded to the relevant Selected Employee shall cease to vest on any Vesting Date;

(iii)	all the declared but unpaid dividends or other distributions to be paid by the Company (if any) to such Selected Employee shall be automatically and unconditionally revoked; and

(iv)	the vesting of all vested Awarded Shares (if any) shall be automatically and unconditionally revoked;

The subsections 4.10(h)(iii) and 4.10(h)(iv) above shall automatically terminate upon the Company’s Initial Public Offering.

4.11	No new instructions to acquire Shares shall be given to the Trustee under this Scheme where dealings by directors are prohibited under any and all applicable laws and regulations from time to time.

4.12	In respect of the administration of this Scheme, the Company shall comply with all applicable disclosure regulations.

4.13

The Trustee shall not be required to withhold any withholding or other tax in relation to the grant of the Award or the transfer of Awarded Shares. It shall be the duty of the Company to establish appropriate procedures to provide for any such payment.

5	SCHEME LIMIT

5.1

The Board shall not grant any Award which would result in the total number of Shares which are the subject of Awards granted by the Board under this Scheme (but not counting any Shares which have lapsed or have been revoked or forfeited) being greater than 48,000,000 Shares, as at the date of such grant. .

6	DISPUTES

Any dispute arising in connection with this Scheme shall be referred to the decision of the Board who shall act as experts and not as arbitrators and whose decision shall be final and binding.

7	ALTERATION OF THIS SCHEME

This Scheme may be altered in any respect by a resolution of the Board provided that no such alteration shall operate to affect adversely in any material respect any subsisting rights of any Selected Employee hereunder except with the prior written consent of the Selected Employees holding a majority of all vested Awarded Shares. Written notice of any amendment to this Scheme shall be given to all Selected Employees with subsisting Awards.

8	TERMINATION

8.1	This Scheme shall terminate on the earliest of:

(a)	the end of [February 21, 2023], being the day before the 10th anniversary of the Adoption Date;

(b)

the date when an order for the winding up of the Company is made or a resolution is passed for the voluntary winding-up of the Company (otherwise than for the purposes of an amalgamation, reconstruction or scheme of arrangement); and

(c)	such date of early termination as determined by the Board.

8.2	Upon termination, no further Award shall be made and the Trustee shall act upon the decision of the Board upon such termination.

8.3	For the avoidance of doubt, the temporary suspension of the granting of any Award shall not be construed as a decision to terminate the operation of this Scheme.

9	MISCELLANEOUS

9.1

This Scheme shall not form part of any contract of employment, service contract or engagement contract between the relevant member of the Group and any Selected Employee, and the rights and obligations of any Selected Employee under the terms of his office, employment, appointment or engagement shall not be affected by his participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such Selected Employee no additional rights to compensation or damages in consequence of the termination of such office, employment, appointment or engagement for any reason.

9.2

Subject to the written consent of the Board in advance, the Trustee may at any time apply any Residual Cash to defray the costs of establishing and administering this Scheme, including, for the avoidance of doubt, remuneration of the Trustee for work done by it in connection with the Trust, costs arising from communication as referred to in Paragraph 9.4, expenses incurred in the purchase of Shares by the Trustee and stamp duty and normal registration fee (i.e. not being fee chargeable by the share registrar of an express service of registration) in respect of, and other costs, liabilities or expense which may arise as a result of, the transfer of or agreement to transfer Shares to a Selected Employee, or which may otherwise arise out of the administration of the trust fund of the Trust. To the extent such application of Residual Cash is not sufficient to fund all such fees, costs and expenses, the Company will provide the Trustee with the shortfall amount to settle such fees, costs and expenses upon demand by the Trustee and the written consent of the Board in advance. For the avoidance of doubt, the Company shall not be liable for any tax, costs or expenses of any other nature payable on the part of any Selected Employee in respect of any award, sale, purchase, vesting or transfer of Shares, and the Selected Employee shall be liable therefor.

9.3

Save as specifically provided herein, this Scheme shall not confer on any person any legal or equitable rights (other than those constituting and attaching to the Shares themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

9.4

Any notice or other communication between the Company and any Selected Employee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its registered office in Cayman Islands or such other address as notified to the Selected Employee from time to time and in the case of a Selected Employee, his address as notified to the Company from time to time. Any notice or other communication served by post shall be deemed to have been served 24 hours after the same was put in the post.

9.5

The Company shall not be responsible for any failure by any Eligible Employee to obtain any consent or approval required for such Eligible Employee to participate in this Scheme as a Selected Employee or for any tax, duty, expenses, fees or any other liability to which he may become subject as a result of his participation in this Scheme.

9.6

Each and every provision hereof shall be treated as a separate provision and shall be severally enforceable as such and in the event of any provision or provisions being or becoming unenforceable, they shall be deemed to be deleted from these rules of this Scheme, and any such deletion shall not affect the enforceability of the rules of this Scheme as remain not so deleted.

10	GOVERNING LAW, ETC.

10.1	This Scheme shall operate subject to the articles of association of the Company from time to time and any applicable law, regulations, rules and codes.

10.2	This Scheme shall be governed by and construed in accordance with the laws of Hong Kong in force from time to time.

Kingsoft Cloud Holdings Limited

RULES RELATING TO

THE SHARE AWARD SCHEME

Amendment - I

Adopted on January 9, 2015

Kingsoft Cloud Holdings Limited

SHARE AWARD SCHEME

Amendment - I

1. Definitions and References. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SHARE AWARD SCHEME adopted by the Company as of February 22, 2013 (the “SHARE AWARD SCHEME”). Unless otherwise indicated herein, section references are to the corresponding section of the SHARE AWARD SCHEME.

2. Amendments.

(a) The following definition of this Amendment - I Adoption Date shall be added to the DEFINITIONS AND INTERPRETATION section:

“Amendment - I Adoption Date”	January 9, 2015, the date on which this Amendment - I is adopted by resolution of the Board;

(b) The definition of “Company” in the DEFINITIONS AND INTERPRETATION section shall be deleted and replaced by the following:

“Company”	Kingsoft Cloud Holdings Limited, a limited liability company organized under the laws of the Cayman Islands whose registered office is at Harneys Services (Cayman) Limited, 4th Floor, Harbour Place. 103 South Church Street, George Town, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, or at such other place as determined by the Board from time to time;

(c) Clause 5.1 shall be deleted and replaced by the following:

The Board shall not grant any Award which would result in the total number of Shares which are the subject of Awards granted by the Board under this Scheme (but not counting any Shares which have lapsed or have been revoked or forfeited) being greater than 50,000,000 Shares, as at the date of such grant.

Kingsoft Cloud Holdings Limited

RULES RELATING TO

THE SHARE AWARD SCHEME

Amendment - II

Adopted on March 3 , 2016

Kingsoft Cloud Holdings Limited

SHARE AWARD SCHEME

Amendment - II

1. Definitions and References. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SHARE AWARD SCHEME adopted by the Company as of February 22, 2013 (the “SHARE AWARD SCHEME”) and the SHARE AWARD SCHEME AMENDMENT – I adopted by the Company as of January 9, 2015 (the “AMENDMENT - I”). Unless otherwise indicated herein, section references are to the corresponding section of the SHARE AWARD SCHEME and the AMENDMENT - I .

2. Amendments.

(a) The following definition of this Amendment - II Adoption Date shall be added to the DEFINITIONS AND INTERPRETATION section:

“Amendment - II Adoption Date”	March 3, 2016, the date on which this Amendment - II is adopted by resolution of the Board;

(b) Clause 5.1 shall be deleted and replaced by the following:

The Board shall not grant any Award which would result in the total number of Shares which are the subject of Awards granted by the Board under this Scheme (but not counting any Shares which have lapsed or have been revoked or forfeited) being greater than 68,364,500 Shares, as at the date of such grant.

Kingsoft Cloud Holdings Limited

RULES RELATING TO

THE SHARE AWARD SCHEME

Amendment - III

Adopted on June 8 , 2016

Kingsoft Cloud Holdings Limited

SHARE AWARD SCHEME

Amendment - III

1. Definitions and References. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SHARE AWARD SCHEME adopted by the Company as of February 22, 2013 (the “SHARE AWARD SCHEME”), the SHARE AWARD SCHEME AMENDMENT – I adopted by the Company as of January 9, 2015 (the “AMENDMENT - I”) and the SHARE AWARD SCHEME AMENDMENT – II as of March 3, 2016 (the “AMENDMENT - II”) . Unless otherwise indicated herein, section references are to the corresponding section of the SHARE AWARD SCHEME, the AMENDMENT-I and the AMENDMENT - II .

2. Amendments.

(a) The following definition of this Amendment - III Adoption Date shall be added to the DEFINITIONS AND INTERPRETATION section:

“Amendment - III Adoption Date”	June 8, 2016, the date on which this Amendment - III is adopted by resolution of the Board;

(b) Clause 5.1 shall be deleted and replaced by the following:

The Board shall not grant any Award which would result in the total number of Shares which are the subject of Awards granted by the Board under this Scheme (but not counting any Shares which have lapsed or have been revoked or forfeited) being greater than 69,925,476 Shares, as at the date of such grant.

Kingsoft Cloud Holdings Limited

RULES RELATING TO

THE SHARE AWARD SCHEME

Amendment - IV

Adopted on December 7, 2018

Kingsoft Cloud Holdings Limited

SHARE AWARD SCHEME

Amendment - IV

1. Definitions and References. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SHARE AWARD SCHEME adopted by the Company as of February 22, 2013 (the “SHARE AWARD SCHEME”), the SHARE AWARD SCHEME AMENDMENT – I adopted by the Company as of January 9, 2015 (the “AMENDMENT - I”), the SHARE AWARD SCHEME AMENDMENT – II as of March 3, 2016 (the “AMENDMENT - II”) and the SHARE AWARD SCHEME AMENDMENT – III as of June 8, 2016 (the “AMENDMENT - III”). Unless otherwise indicated herein, section references are to the corresponding section of the SHARE AWARD SCHEME, the AMENDMENT - I, the AMENDMENT - II and the AMENDMENT - III.

2. Amendments.

(a) The following definition of this Amendment - IV Adoption Date shall be added to the DEFINITIONS AND INTERPRETATION section:

“Amendment - IV Adoption Date”	December 7, 2018, the date on which this Amendment - IV is adopted by resolution of the Board;

(b) The definition of “Trust Deed” in the DEFINITIONS AND INTERPRETATION section shall be deleted and replaced by the following:

“Trust Deed”	a deed of settlement constituting The Kingsoft Cloud Trust dated December 7, 2018entered into between the Company and the Trustee (as restated, supplemented and amended from time to time) or any other trust deed entered into between the Company and the Trustee for the purpose of the Share Award Scheme (as restated, supplemented and amended from time to time);

(c) The definition of “Trust Period” in the DEFINITIONS AND INTERPRETATION section shall be deleted and replaced by the following:

“Trust Period”	shall have the meaning as set out in the Trust Deed;

(d) The definition of “Trustee” in the DEFINITIONS AND INTERPRETATION section shall be deleted and replaced by the following:

“Trustee”	TMF Trust (HK) Limited (“TMF”), and any additional or replacement trustees, being the trustee or trustees for the time being of the trusts declared in the Trust Deed;

Kingsoft Cloud Holdings Limited

RULES RELATING TO

THE SHARE AWARD SCHEME

Amendment - V

Adopted on November 6, 2019

Kingsoft Cloud Holdings Limited

SHARE AWARD SCHEME

Amendment - V

1. Definitions and References. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SHARE AWARD SCHEME adopted by the Company as of February 22, 2013 (the “SHARE AWARD SCHEME”), the SHARE AWARD SCHEME AMENDMENT – I adopted by the Company as of January 9, 2015 (the “AMENDMENT - I”), the SHARE AWARD SCHEME AMENDMENT – II as of March 3, 2016 (the “AMENDMENT - II”), the SHARE AWARD SCHEME AMENDMENT – III as of June 8, 2016 (the “AMENDMENT - III”) and the SHARE AWARD SCHEME AMENDMENT – IV as of December 7, 2018 (the “AMENDMENT - IV”). Unless otherwise indicated herein, section references are to the corresponding section of the SHARE AWARD SCHEME, the AMENDMENT - I, the AMENDMENT - II, the AMENDMENT - III and the AMENDMENT - IV.

2. Amendments.

(a) The following definition of this Amendment - V Adoption Date shall be added to the DEFINITIONS AND INTERPRETATION section:

“Amendment - V Adoption Date”	November 6, 2019, the date on which this Amendment - V is adopted by resolution of the Board;

(b) Section 3.3 shall be deleted and replaced by the following:

3.3	Unless otherwise determined by the Board, the Trustee will hold the Shares and the income derived therefrom in accordance with the terms of the Trust Deed.

(c) Section 5.1 shall be deleted and replaced by the following

5.1

The Board shall not grant any Award which would result in the total number of Shares which are the subject of Awards granted by the Board under this Scheme (but not counting any Shares which have lapsed or have been revoked or forfeited) being greater than 215,376,304 Shares, as at the date of such grant.